                                                                                        Exhibit 10.176

                                                           MEDIMMUNE, INC.
                                                  Supplementary General Conditions
                                                               to the
                                        General Conditions of the Contract for Construction.
                                                   AIA Document A201, 1997 Version

The following revises the terms of the "General Conditions of the contract for Construction", AIA Document A201, 1997 - Edition (the
"General Conditions").

1. The term "MedImmune" shall be substituted for the terms "Owner" or "the Owner".

2. The term "Engineer" shall be substituted for the term "Architect", "Owner or Architect", or "Owner and Architect" and for other words or phrases expressing the same.

3. The term "Subcontractor" shall be construed to include all Sub-Subcontractors.

4. The term "Stipulated Sum Agreement between MedImmune and Contractor" shall be substituted for the terms "Agreement" and
"Agreement between Owner and Contractor" and for other words or phrases expressing the same.

5. Article 1 - The second line in Section 1.1.1 shall be amended to add "and any MedImmune Supplements thereto" after "'(General,
Supplementary and other Conditions)" and to add "MedImmune's Request for Quotation" after "(General, Supplementary and other
Conditions)."

6. Article 2 - Delete Section 2.2.1 in its entirety.

7. Article 2, Section 2.3.1. - In the fifth line delete the words "signed personally or by an agent specifically so empowered by the
Owner in writing".

8. Article 3, Section 3.9.1 - After the first sentence add the following:
The superintendent shall be satisfactory to the Engineer, and shall not be changed except with the consent of the Engineer, unless the superintendent proves to be unsatisfactory to the Contractor or ceases to be in its employ.

9. Article 3, Section 3.12.9 - Add the following at the beginning of this section:

The Contractor shall make any corrections required by the Engineer and shall submit the required number of corrected copies of Shop
Drawings, Product Data or Samples until approved.

10. Article 3, Section 3.15.1 - Delete the period in the last sentence and add the following:
and shall clean all glass surfaces and leave the Work "broom clean". All waste materials shall be disposed of off site, or as otherwise directed by MedImmune. The Contractor shall comply with all applicable laws in the transport and disposal of waste materials.

11. Article 3 - Delete Section 3.18.1 in its entirety and substitute the following:

                  3.18.1    The Contractor shall, at all times, remain an independent contractor, and shall not be considered a representative of, or agent of, MedImmune except to the extent that the
                  Contractor may act as MedImmune's agent in the purchase of materials, equipment and supplies required for the Work.  To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless MedImmune, its agents and employees, from and against claims, damages, losses and expenses, including, but not limited to, attorneys' fees arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable 1)
                  to the Contractor's, any subcontractors, anyone directly or indirectly employed by them, failure to comply with laws or regulations of the United States or of the territory, state, municipality or locality in which the Contractor is carrying out its obligations under this contract, or  2) to personal injury, sickness, disease or death or to injury to or destruction of tangible property (other than property insured by MedImmune, including the loss of use resulting there from), but only to the extent caused in whole or in part by any negligent acts or omissions of the Contractor, Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder.  The obligations under this
                  Section shall not be construed to negate, abridge, or reduce any other right or obligation of indemnity which would otherwise exist as to a party or person described herein.

12. Article 4 - Delete Sections 4.1.2 and 4.1.3, in their entirety.

13. Article 4 - Delete Section 4.4.1 in its entirety and substitute with the following:
4.4.1 Decision of Engineer. Claims, including those alleging an error or omission by the Engineer may be referred initially to the
Engineer for action as provided in Paragraph 4.4.

14. Article 4 - Change 21 days to 45 days in Section 4.3.2

15. Article 4 - Delete in its entirety 9.10.4.3

16. Article 5 - Add the following as Section 5.1.3 after Section 5.1.2:

A Vendor is a person or entity who supplies the Contractor with goods, materials or equipment that will be incorporated into the
Work. The term Vendor is referred to throughout the Contract Documents as singular in number and neuter in gender and means a Vendor or an authorized representative thereof.

17. Article 5 - Delete Section 5.2.1 in its entirety and substitute the following:

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Engineer the names of the persons or entities (including Subcontractors and
Vendors as well as those who are to furnish materials of equipment fabricated to a special design) proposed for each principal portion of the Work. The Engineer will promptly reply to the Contractor in writing stating whether or not it, after due investigation, has reasonable objection to any such proposed persons or entities. Failure of the Engineer to reply within fourteen
(14) days shall constitute notice of no reasonable objection. The Engineer's failure to object to any Subcontractor or Vendor shall not relieve Contractor from any liability hereunder.

18. Article 5, Section 5.3.1 - In the first line, substitute the words "in writing unless otherwise consented to by the Engineer"
for the words "written where legally required for validity".

19. Article 5 - Add the following as Sections 5.3.2 and 5.3.3.

5.3.2 The Contractor will obtain for the benefit of MedImmune the best guarantees and warranties that can be negotiated with
Subcontractors and will assist MedImmune in the enforcement of such guarantees and warranties.

5.3.3 The Contractor will use its best efforts to obtain from Vendors warranties as to quality, specifications, performance and workmanship, obligating the Vendors to replace or repair any item found to be defective or to perform unsatisfactorily within eighteen (18) months of shipment or twelve (12) months of the date of the first commercial use by MedImmune, whichever is less. Each such warranty shall provide that it is for the benefit of both MedImmune and the Contractor, and the Contractor shall assist
MedImmune in the enforcement of such warranties.

20. Article 7 - Delete this Article in its entirety.

21. Article 8, Section 8.3.1 - In the fifth line, delete the words "unavoidable casualties".

22. Article 9 - Delete Section 9.2.1 in its entirety and substitute the following:

9.2.1. Before the first request of payment, the Contractor shall submit to the Engineering a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Engineer may require.
This schedule, when specially approved of in writing to MedImmune, shall be used as, and only as, a basis for reviewing the
Contractor's requests for payment.

23. Article 9, Section 9.4.1 - In the third line, delete the words "with a copy to the Contractor."

24. Article 9, Section 9.4.2 - Delete this Section in its entirety.

25. Article 9, Section 9.5.1 - Delete the first three sentences and the fourth sentence up to the colon ( : ) and substitute the following:

The Engineer may decide not to certify payment in whole or in part, to the extent reasonably necessary to protect MedImmune. If the
Engineer decides not to certify payment in the amount of the request, the Engineer will notify the Contractor, as provided is
Subparagraph 9.4.1 and, if the Engineer and the Contractor cannot agree on a revised amount, the Engineer will promptly issue a certification for payment for the amount, if any, which the Engineer deems reasonable. The Engineer may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, the Engineer may nullify the whole or any part of any certification for payment previously issued, to such extent as may be necessary in the Engineer 's opinion to protect
MedImmune from loss because of:

26. Article 9 - Add the following as Section 9.8.4:
Notwithstanding the provisions of Subparagraph 9.8.3, MedImmune shall be entitled to retain until completion or correction, 150% of the cost, as estimated by the Engineer of completion or correction of incomplete or uncorrected items.

27. Article 9, Section 9.10.1 - Delete the last sentence from this Section.

28. Article 10, Section 10.2.1 - At the end of this Section add:
In addition, the Contractor shall promptly notify the Engineer in writing of any safety violations on the site.

29. Article 11 - Delete Sections 11.1, 11.2, 11.4.1.2 and 11.4.1.3 in their entirety and substitute the following:

11.1.1 The Contractor, prior to the commencement of any Work under the Contract, shall purchase and until completion of the Work shall maintain, such insurances as will protect it and MedImmune from all claims which may arise out of or result from the
Contractor's performance under the Contract, whether such performances be by itself or by one or more Subcontractors or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

11.1.2 The insurance required under Section 11.1.1 shall be written for not less than any limits of liability specified in the
Contract Documents or required by law, whichever is greater, said insurance to include, without limitation, the following:

                           .1       Insurance for liability under the workers' compensation or occupational disease laws of any state or other jurisdiction in which Work under the
                                    Contract is performed (or be a qualified self-insurer in those states and jurisdictions) or otherwise applicable with respect to persons performing Work hereunder (the "Employer's Liability" insurance) covering all claims by or with respect to the employees of the Contractor and all Subcontractors, providing:

                                    .a      Coverage for the statutory limits of all claims under the applicable
                                            State Workers' Compensation Act or Acts; the U. S. Longshoremen's and
                                            Harbor Workers' Act and its amendments, the Jones Act or the Federal
                                            Employer's Liability Act (or comparable laws in other
                                            jurisdictions).  The Contractor shall also provide to MedImmune a waiver of the Insurer's subrogation rights with respect to losses paid under the Employer's Liability coverages.

                                    .b      Employer's Liability Insurance with a single limit of not less than
                                            (CONFIDENTIAL TREATMENT REQUESTED).

                                    .c      An endorsement providing that any claim "in rem" shall be treated as a claim "in personam."

                                    .d.     Voluntary Compensation Insurance covering all employees not subject to the applicable Workers' compensation Act or Acts.

                           .2       Comprehensive General Liability Insurance, including watercraft liability coverage, with limits of not less than (CONFIDENTIAL TREATMENT REQUESTED) for all personal injuries and deaths in one occurrence, and/or all property loss or damage during the term of the Contract covering the Work herein described, such insurance to include, without limitation:

                                    .a      Contractor coverages for completed operations, blanket contractual, independent contractors and SCU

                                    .b      The Contractor will also furnish a standard endorsement to its
                                            Comprehensive General Liability policy naming MedImmune as an additional insured under said policy with respect to any contingent or indirect legal liability of MedImmune arising out of the contractor's performance hereunder.

                                    .c      Evidence that the indemnifications of Contractor contained in
                                            Paragraph 3.18.1 are specifically insured

                           .3       Comprehensive Automobile and Truck Liability Insurance covering all automotive equipment used in the operations, with a combined single limit of not less than (CONFIDENTIAL TREATMENT REQUESTED) for each occurrence involving personal injuries and/or property damage.

                           .4       The Contractor shall procure and maintain Umbrella (Excess) Liability coverage for the Comprehensive General Liability, Comprehensive Automobile Liability
                                    and Employer's Liability, noted above, in an amount of not less than
                                    (CONFIDENTIAL TREATMENT REQUESTED).

                           .5       The Contractor will not permit a Subcontractor to enter upon or continue the performance of the Work unless such Subcontractor is and remains insured in accordance with requirements which shall be specified by the Contractor in
                                    Subcontractor agreements approved by MedImmune.  The Contractor shall indemnify MedImmune for any loss suffered by it for the Contractor's failure to require a Subcontractor to be so insured.

                           .6       Certificates of Insurance acceptable to MedImmune shall be filed with
                                    MedImmune prior to the commencement of the Work.  These Certificates shall contain a provision that coverages afforded under the policies will not be cancelled or modified until at least thirty days prior written notice has been given to MedImmune.  The compliance by the Contractor with insurance requirements in Sections 11.1 and 11.3 shall not relieve the Contractor from liability under the indemnification provisions of Section 3.18.  If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2

11.2 MedImmune's Liability Insurance

11.2.1 MedImmune shall be responsible for purchasing and maintaining its own liability insurance and, at its option, may purchase and maintain such insurance as will protect it against claims which may arise from operations under the Contract.

                  11.4     Property Insurance

                           11.4.1.3  If the property insurance requires minimum deductibles and such deductibles are identified in this Contract, the Contractor shall pay losses, damages, costs, etc. not covered because of such deductibles.  If the Owner or insurer increases the required minimum deductibles above amounts so identified or if the Owner elects to purchase this insurance with higher minimum deductible amounts, the Owner shall be responsible for payment of the additional losses, damages, costs, etc. not covered because of such increased or voluntary deductibles.  The minimum deductible requirement of this contract shall be set at (CONFIDENTIAL TREATMENT REQUESTED).

                           11.4.11  Assistance and Cooperation

                                    The Contractor agrees to assist and cooperate in every possible manner in connection with the adjustment of all claims arising out of Work provided for under the contract and to cooperate with any insurance carrier in all claims and demands arising out of such operations which the insurance carrier is called upon to adjust.

                           11.4.12  Additionals or Alternations to Insurance

                                    The Contractor has the right to maintain at its own expense any additional kinds of insurance or to increase limits above those set forth in  this
                                    Article.  If so requested by MedImmune, Contractor shall alter the kinds of its insurance and/or increase the limits thereof, and any such change shall be at the expense of MedImmune, but only to the extent that such expense is applicable to the Contract.

30. Not used.

31. Article 13 - Delete Section 13.7 in its entirety.

32. Article 14 - Add, at the end of Section 14.1.3, the following sentence:
At no time shall the recovery exceed the stipulated sum.

33. Article 14 - Add the following as Section 14.2.5:
If the financial condition of the Contractor becomes unsatisfactory to MedImmune, or if the Contractor persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workers or proper materials, or if it fails to make prompt payment to Subcontractors for materials or labor, or persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of the Contract Documents, then MedImmune, upon certification by the Engineer that sufficient cause exists to justify such action, may, without prejudice to any right or remedy and after giving the Contractor and its surety, if any, seven
(7) days' written notice, terminate the employment of the Contractor and take possession of the site and may finish the Work by whatever method it may deem expedient. In such case, the Contractor shall not be entitled to receive any further payment until the
Work is finished.

34. Article 15 - Add the following as Article 15:
In connection with the Work that the Contractor will undertake under this Contract, it can be expected that certain secret and confidential information will be furnished or made available to the Contractor by MedImmune, or will be developed by the Contractor for MedImmune. Such information shall be treated by the Contractor as confidential and used solely in connection with the Work the
Contractor is to perform. The Contractor shall not use it for its own benefit and shall use all reasonable precautions to retain it in confidence and prevent its disclosure to others.

Such information shall not be disclosed to anyone other than the Contractor's employees, subcontractors, or agents who need such information to be able to perform the Work to be done under this Contract.

To insure that this responsibility is met, the Contractor shall instruct all persons who engage in work under this Contract, including but not limited to subcontractors, that they shall keep such information confidential regardless of whether their relationship with the Contractor is terminated at some future time and, if MedImmune so requests, the Contractor agrees to have such persons (including, but not limited to subcontractors) who engage in work under this Contract execute agreements in a form acceptable to MedImmune to insure that such confidentiality is maintained.

The above restrictions shall not apply to any information which the Contractor can demonstrate was (a) part of the public knowledge or literature, or already known to the Contractor on the date it was disclosed to the Contractor by MedImmune, or (b) subsequent to the time of disclosure became part of the public knowledge or literature through no fault of the Contractor, or was rightfully disclosed to the Contractor by a third party.

MEDIMMUNE, INC.                                      HITT Contracting Inc.

By /s/ Randall M. Turner                             By /s/ Reginald J. Arnold, II
  ----------------------------------                   ----------------------------------
            Signature                                              Signature

   Randall M. Turner                                   Reginald J. Arnold, II
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            Print Name                                             Print Name

   V.P. Engineering and Facilities                     Executive Vice President
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            Title                                                  Title

   July 5, 2002                                        August 7, 2002
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            Date                                                   Date